Exhibit 99.1

                MTI TECHNOLOGY CORPORATION REPORTS FISCAL 2007
                         FIRST QUARTER FINANCIAL RESULTS

    IRVINE, Calif., Aug. 11 /PRNewswire-FirstCall/ -- MTI Technology Corporation (Nasdaq: MTIC), a multi-national information and infrastructure solutions provider, today announced first quarter results for fiscal year 2007.

    Revenue for the quarter grew 8.4% to $42.6 million compared to $39.3 million in the prior year period. Product revenue grew 13.6% year-over-year, to $33.2 million compared to $29.2 million in the prior year quarter, despite a slowdown in telecom orders brought on by industry consolidation. Telecom segment sales represented greater than 10% of MTI product revenue in the last fiscal year. Service revenues for the first quarter of fiscal 2007 were $9.5 million compared to $10.1 million in the prior year period, a decrease of 6.4%. Service revenues were negatively affected by late bookings and are expected to rebound in the next quarter, exclusive of incremental service revenues associated with the recent acquisition of Collective Technologies.

    The Company reported a significant year-over-year improvement in the fiscal 2007 first quarter net loss, from $3.0 million or $.10 per share in the prior year period to $869,000 or $.07 per share, on a generally accepted accounting principles (GAAP) basis. Included in the fiscal 2007 first quarter net loss are charges for equity compensation expense totaling $613,000. Excluding these items, non-GAAP net loss improved year-over-year to $256,000 or $.01 per share from a net loss of $2.9 million or $.08 per share in the prior year period. Reconciliations of non-GAAP measures to GAAP measures are included in the accompanying financial data.

    Gross margin for the first quarter was 18.6% compared to 20.5% in the prior year period. Product gross margin for the first quarter was 18.5% compared to 19.6% in the prior year period, and service gross margins for the first quarter were 19.2% compared to 23.3% in the prior year period. Service gross margins were negatively impacted by lower professional service revenue attributable primarily to late quarter bookings.

    First quarter selling, general and administrative (SG&A) expense was $9.1 million, which includes charges of $564,000 for equity compensation expense, compared to $9.3 million in the prior year period. Excluding these charges, non-GAAP SG&A expense was $8.6 million compared to $9.2 million in the prior year period. Non-GAAP SG&A as a percent of revenue decreased by approximately 14% year-over-year driven by programs focused on improving operational efficiency and execution.

    As of July 1, 2006, the Company had $21.6 million in cash and cash equivalents, remaining relatively unchanged from April 1, 2006.

    On July 10, 2006, MTI announced it had completed its acquisition of the assets of Collective Technologies, a leading provider of enterprise-class IT infrastructure services and solutions. As a result of this acquisition, MTI believes its customers will now be able to take advantage of an expanded solutions and services portfolio, which includes:

    * Business Continuity (Disaster Recovery and Back-up and Recovery)
    * Virtualization Technology
    * Infrastructure Consolidation and Migration
    * Mail & Messaging
    * High Density Computing
    * Data Storage Solutions and Assessments
    * Systems Management
    * Data Management, Migration & Consolidation

    "We believe we improved the core business significantly in fiscal 2006, and despite some revenue and margin growth challenges, our core business continued to show improvement in the most recent quarter," said Tom Raimondi, President and CEO of MTI Technology. "We believe the work we have done to improve MTI's existing business, combined with the acquisition of Collective Technologies, has provided the opportunity to increase shareholder value and we are focused on continuing to execute our growth strategy and improve operational excellence."

    Non-GAAP Measures

    We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is included in the accompanying financial data. Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and other non-cash items associated with our convertible preferred stock. We use non-GAAP measures internally to evaluate our operating performance and for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. We began recording equity compensation expense in accordance with Financial Accounting Standards Board
(FASB) Statement No. 123R in the first quarter of fiscal 2007. We believe that excluding equity compensation expense from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance.

    Investor Conference Call

    Management will discuss results followed by a question and answer session today, August 11, 2006 at 6:00 a.m. Pacific Time (9:00 a.m. Eastern Time). The call-in number is 866-383-7998, access code 74043417; international callers should dial 617-597-5329, access code 74043417. If you are unable to participate, a replay will be available for 48 hours, beginning at 8:00 a.m. Pacific Time today, August 11, 2006. The replay call-in number is 888-286-8010, access code 47802056. The replay for international callers is 617-801-6888, access code 47802056. A live and archived webcast of the conference call will be available on the MTI website at www.mti.com.

    About MTI Technology

    MTI is a leading multi-national provider of consulting services and comprehensive information infrastructure solutions for mid to large-size organizations. With more than 20 years of expertise as a technology innovator, MTI is uniquely qualified to assess, design, implement and support a broad range of information management and infrastructure initiatives. As a strategic partner of EMC (NYSE: EMC), MTI offers the best data storage, protection and management solutions available today. By employing a strategic, consultative approach, MTI provides customers with a single point of contact that eliminates complexities while delivering operational efficiencies and competitive advantages. MTI currently serves more than 3,500 customers throughout North America and Europe. Visit www.mti.com for more information.

    MTI is a registered trademark of MTI Technology Corporation (the "Company").

    Safe Harbor Statement

    This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding our expectations, goals or intentions regarding the future, including but not limited to statements regarding our expectations regarding service revenues in the second quarter of fiscal 2007, beliefs regarding our solutions and services portfolio, beliefs about improvements in our core business and expectations about future opportunities and areas of focus and our disclosure of non-GAAP financial measures. The actual results may differ materially from those described in any forward-looking statement. In particular, we cannot assure you that our services revenue will rebound in the second quarter of fiscal 2007, that our expanded solutions and services portfolio will lead to increased revenues or that we will be able to effectively execute our growth and other strategies. Important factors that may cause actual results to differ include competition, timing of customer orders, unanticipated expenses, achievement of volume-based rebates, currency movements, evolving technology, and the economy and other world events. Other important factors are set forth in our periodic filings with the U.S. Securities and Exchange Commission, including our Form 10-K, as amended, for the year ended April 1, 2006. All forward-looking statements speak as of the date made and we undertake no obligation to update any such statements.

    (Logo:  http://www.newscom.com/cgi-bin/prnh/20051010/LAM084LOGO )

Contact:
Joyce Shinn
MTI Technology Corporation
949-885-7337
jshinn@mti.com

                           MTI TECHNOLOGY CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                    Three Months Ended
                                                               ----------------------------
                                                                 July 1,         July 2,
                                                                  2006            2005
                                                               ------------    ------------
Net product revenue                                            $     33,170    $     29,204
Service revenue                                                       9,474          10,127

    Total revenue                                                    42,644          39,331

Product cost of revenue                                              27,036          23,481
Service cost of revenue                                               7,658           7,772

    Total cost of revenue                                            34,694          31,253

    Gross profit                                                      7,950           8,078

Operating expenses:
Selling, general and administrative                                   9,144           9,274
Restructuring charges                                                    --             894

    Total operating expenses                                          9,144          10,168

    Operating loss                                                   (1,194)         (2,090)

Interest and other income (expense), net                                 48             (63)
Gain (loss) on foreign currency transactions                            313            (840)

Loss before income tax expense                                         (833)         (2,993)
Income tax expense                                                       36              10

Net loss                                                               (869)         (3,003)

Amortization of preferred stock discount                               (761)           (320)
Dividend on preferred stock                                            (724)           (300)

Net loss applicable to common shareholders                     $     (2,354)   $     (3,623)

Net loss per share applicable to common shareholders:

    Basic and diluted                                          $      (0.07)   $      (0.10)

Weighted average shares used in per share computations:

    Basic and diluted                                                36,048          35,210

                           MTI TECHNOLOGY CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                  July 1,        April 1,
                                                                   2006           2006
                                                               ------------    ------------
                                                                (UNAUDITED)
                  ASSETS
Current assets:
  Cash and cash equivalents                                    $     21,626    $     21,660
  Accounts receivable, less allowance
   for doubtful accounts and sales returns
   of $390 and $514 at July 1, 2006 and
   April 1, 2006, respectively                                       38,459          37,803
  Inventories, net                                                    6,928          10,466
  Prepaid expenses and other receivables                              8,719           8,712
     Total current assets                                            75,732          78,641
  Property, plant and equipment, net                                    662             555
  Goodwill, net                                                       5,184           5,184
  Other assets                                                          482             242
     Total assets                                              $     82,060    $     84,622

       LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Line of credit                                               $      5,167    $      5,167
  Accounts payable                                                   35,064          36,952
  Accrued liabilities                                                 7,809           7,423
  Accrued restructuring charges                                         637             847
  Deferred revenue, current                                          11,716          11,820
     Total current liabilities                                       60,393          62,209
  Accrued preferred stock dividends                                   3,616           2,892
  Deferred revenue, noncurrent                                        3,703           4,305
     Total liabilities                                               67,712          69,406

Series A redeemable convertible preferred stock, 567
 shares issued and outstanding at July 1, 2006 and
 April 1, 2006 net of discount of $6,201 and $6,584 at
 July 1, 2006 and April 1, 2006, respectively                         8,799           8,416

Series B redeemable convertible preferred stock, 1,582
 shares issued and outstanding July 1, 2006 and
 April 1, 2006, net of discount of $9,192 and $9,570 at
 July 1, 2006 and April 1, 2006, respectively                        10,808          10,430

Stockholders' deficit:

  Preferred stock, $.001 par value; 5,000 shares authorized;
   issued and outstanding 2,149 shares at July 1, 2006 and
   April 1, 2006, included in redeemable convertible
   preferred stock                                                       --              --

  Common stock, $.001 par value; 80,000 shares authorized;
   issued and outstanding 36,062 and 36,024 shares at
   July 1, 2006 and April 1, 2006, respectively                          36              36

  Additional paid-in capital                                        155,786         155,039
  Accumulated deficit                                              (158,132)       (155,779)
  Accumulated other comprehensive loss                               (2,949)         (2,926)
     Total stockholders' deficit                                     (5,259)         (3,630)
                                                               $     82,060    $     84,622

                           MTI TECHNOLOGY CORPORATION
                             SELECTED NON-GAAP DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                    UNAUDITED

                                           Three Months Ended July 1, 2006
                  -----------------------------------------------------------------------------
                                      Selling                                          Loss per
                  Service Cost     General and       Operating                      Share, Basic
                   of Revenue     Administrative        Loss          Net Loss       and Diluted
                  ------------    --------------    ------------    ------------    ------------
GAAP              $      7,658    $        9,144    $     (1,194)   $       (869)   $      (0.07)

Adjustments to
 reconcile to
 Non-GAAP:

  Stock Option
   Expense (1)             (49)             (507)            556             556            0.02
  Restricted
   Stock
   Expense (1)              --               (57)             57              57              --
  Amortization
   of Preferred
   Stock
   Discount (2)             --                --              --              --            0.02
  Dividend on
   Preferred
   Stock (2)                --                --              --              --            0.02

Non-GAAP          $      7,609    $        8,580    $       (581)   $       (256)   $      (0.01)

                                           Three Months Ended July 1, 2005
                  -----------------------------------------------------------------------------
                                      Selling                                          Loss per
                  Service Cost     General and       Operating                      Share, Basic
                   of Revenue     Administrative        Loss          Net Loss       and Diluted
                  ------------    --------------    ------------    ------------    ------------
GAAP              $      7,772   $        9,274    $     (2,090)   $     (3,003)   $      (0.10)

Adjustments to
 reconcile to
 Non-GAAP:

  Stock Option
   Expense (1)              --               --              --              --              --
  Restricted
   Stock
   Expense (1)              --              (62)             62              62              --
  Amortization
   of Preferred
   Stock
   Discount (2)             --               --              --              --            0.01
  Dividend on
   Preferred
   Stock (2)                --               --              --              --            0.01

Non-GAAP          $      7,772   $        9,212    $     (2,028)   $     (2,941)   $      (0.08)

(1) Represents equity compensation expense recognized pursuant to FASB Statement No. 123R, "Share-Based Payment" adopted in Q1 FY 2007.

(2) Represents a non-cash charge to equity associated with the Series A and Series B Convertible Preferred Stock.

SOURCE  MTI Technology Corporation
    -0-                             08/11/2006
    /CONTACT: Joyce Shinn of MTI Technology Corporation, +1-949-885-7337, jshinn@mti.com/
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20051010/LAM084LOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.mti.com /
    (MTIC EMC)